SECOND AMENDMENT AGREEMENT

                                           Dated as of April 28, 2000

                                                       among

                                              PHOTRONICS, INC.

                                          The Lenders Party Hereto

                                   THE CHASE MANHATTAN BANK,
                                            as Administrative Agent

                                                        and

                                        THE BANK OF NEW YORK,
                                           as Documentation Agent















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     SECOND AMENDMENT AGREEMENT, dated as of April 28, 2000, among
PHOTRONICS, INC., a Connecticut corporation (the "Company"), the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and THE BANK OF NEW YORK, as Documentation Agent.

     WHEREAS, the Company, the Borrowing Subsidiaries, the Lenders, the Administrative Agent and the Documentation Agent have entered into that certain Credit Agreement dated as of November 19, 1998 (as amended as of September 13, 1999 and as in effect prior to the effectiveness of this Agreement, the "Existing Credit Agreement," and, as amended by this Agreement, the "Amended Credit Agreement"), pursuant to which the Lenders have agreed, subject to the terms and conditions therein set forth, to make or participate in Loans to, and to issue or participate in Letters of Credit for the account of, the Borrowers;

     WHEREAS, the Company, AL Acquisition Corp., a California corporation ("Merger Sub"), and Align-Rite International, Inc., a California corporation ("Align-Rite"), have entered into an Agreement and Plan of Merger dated as of September 15, 1999, as amended as of January 10, 2000 and as of March 27, 2000 (the "Align-Rite Merger Agreement"), pursuant to which the Company will acquire Align-Rite via the merger of Merger Sub with and into Align-Rite for the approximate purchase price of 4,426,000 shares of common stock of the Company and the assumption of all long-term Indebtedness of Align-Rite in the approximate amount of $33,000,000 (all of which shall be repaid upon the closing of such acquisition) (the "Align-Rite Acquisition");

     WHEREAS, the Company has purchased approximately 35% of the common stock of Precision Semiconductor Mask Corporation, a Taiwanese corporation ("PSMC"), from certain shareholders of PSMC for the approximate purchase price of $30,000,000 in cash and intends to purchase approximately another 16% of the common stock of PSMC from PSMC for the approximate purchase price of $23,000,000 in cash (collectively, the "PSMC Acquisition");

     WHEREAS, the Company, the Lenders, the Administrative Agent and the Documentation Agent have agreed to enter into this Agreement to provide for, among other things, the modification of certain covenants and definitions and the consent to the Align-Rite Acquisition and the PSMC Acquisition; and

     WHEREAS, the Loan Documents (including, without limitation, this Agreement and the Amended Credit Agreement), as amended and supplemented by this Agreement and as each may be amended or supplemented from time to time, are referred to herein as the "Amended Loan Documents";

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                                      ARTICLE I

                                    Amendments to Existing Credit Agreement.

     Each of the Company and, subject to the satisfaction of the conditions set forth in Article III, the Lenders hereby consents and agrees to the amendments to the Existing Credit Agreement set forth below:

     (a) The definition of "Consolidated EBIT" contained in Section 1.01 of the Existing Credit Agreement is hereby amended to insert "(other than gains recognized during such period arising from the sale of its photomask manufacturing facility located in Sunnyvale, California but only to the extent that cash charges were deducted during such period as a result of the discontinuance of operations at such facility)" immediately subsequent to "extraordinary or nonrecurring gains".

     (b) The definition of "Joint Venture" contained in Section 1.01 of the Existing Credit Agreement is hereby amended to exclude PSMC and its subsidiaries from the operation thereof.

     (c) Section 1.01 to the Existing Credit Agreement is hereby amended to add the following definition in appropriate alphabetical order:

             "PSMC" means Precision Semiconductor Mask Corporation, a Taiwanese corporation.

     (d) The definition of "Subsidiary" contained in Section 1.01 of the Existing Credit Agreement is hereby amended to exclude PSMC and its subsidiaries from the operation thereof.

     (e) Section 5.01(a) and Section 5.01(b) of the Existing Credit Agreement are hereby amended to add "and of the Company and its consolidated subsidiaries (including, without limitation, PSMC and its subsidiaries)" immediately subsequent to "the Company and its consolidated Subsidiaries" throughout such Sections.

     (f) Section 6.04(h) of the Existing Credit Agreement is amended (i) to insert at the beginning of said Section 6.04(h) "subsequent to the date that the Company delivers financial statements pursuant to Section 5.01(a) or
(b) demonstrating that the Leverage Ratio as of the end of any fiscal quarter ending after January 30, 2000 is not greater than 2.00 to 1.00," and (ii) to insert "(other than the acquisition of Align-Rite International, Inc., a California corporation, and approximately 51% of PSMC)" immediately subsequent to "all prior Permitted Business Acquisitions".

     (g) Section 6.13 of the Existing Credit Agreement is amended and restated to read as follows:




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             SECTION 6.13.  Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio as determined as of the end of each fiscal quarter of the Company ending on or after April 30, 2000 to be less than (a) if such fiscal quarter ends on April 30, 2000, 3.25 to 1.00, (b) if such fiscal quarter ends on July 30, 2000, 3.50 to 1.00, (c) if such fiscal quarter ends on October 29, 2000, 3.75 to 1.00 and (d) if such fiscal quarter ends after October 29, 2000, 4.00 to 1.00.

                                                  ARTICLE II

                                        Representations and Warranties

     The Company hereby represents and warrants that as of the Effective Date (as defined in Article III of this Agreement):

     Section 2.01. Existing Representations and Warranties. Each of the representations and warranties contained in Article III of the Existing Credit Agreement and in each of the other Loan Documents is true and correct, except that any representation or warranty limited by its terms to a specific date shall be true and correct as of such specific date.

     Section  2.02.   No Defaults.   After giving effect to the consents granted
under Article IV of this Agreement and the amendments to the Existing Credit Agreement pursuant to Article I of this Agreement, no event has occurred and no condition exists which would constitute a Default or an Event of Default as defined in the Existing Credit Agreement, and no event has occurred and no condition exists which would constitute a Default or an Event of Default as defined in the Amended Credit Agreement.

     Section 2.03. Power and Authority; No Conflicts. The execution, delivery and performance by each of the Loan Parties of the Amended Loan Documents to which it is a party are within such Loan Party's corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company and, if required, stockholder, partner or member action. Each Amended Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 2.04. Governmental Approvals; No Conflicts. The execution, delivery and performance by each of the Loan Parties of the Amended Loan Documents to which it is a party (a) do not require the Company or any Subsidiary to obtain or make any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) will not violate any law or regulation applicable to the Company or any Subsidiary, or the charter, by-laws or other organizational documents of the Company or any Subsidiary, or any order of any Governmental

Authority applicable to the Company or any Subsidiary, except as to any law, regulation or order the violation of which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for any such violations, defaults or rights to require payment that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     Section  2.05.   Financial Condition; No Material Adverse Change.

     (a) The Company has heretofore furnished to the Lenders the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and the related statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended November 2, 1997 and November 1, 1998 and October 31, 1999, such consolidated financial statements being reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended January 30, 2000. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

     (b) The Company has heretofore furnished to the Lenders the consolidated balance sheets of Align-Rite and its consolidated subsidiaries and the related statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 31, 1999, such consolidated financial statements being reported on by Pricewaterhousecoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 1999. To the best of the Company's knowledge (after due inquiry), such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of Align-Rite and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (c) The Company has heretofore furnished to the Lenders the consolidated condensed balance sheets of PSMC and its consolidated subsidiaries and the related condensed statements of income as of and for the fiscal year ended December 31, 1999. To the best of the Company's knowledge (after due inquiry), such financial statements present fairly, in all material respects, the financial condition and results of operations of PSMC and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP.

     (d) The projections and pro forma financial information provided by the Company giving effect to the Align-Rite Acquisition and the PSMC Acquisition are based on good faith estimates and assumptions by the management of the Company, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. After reviewing the historical financial statements of Align-Rite and PSMC and considering the pro forma position of the Company and its consolidated subsidiaries subsequent to the Align-Rite Acquisition and the PSMC Acquisition, the Company believes in good faith that the Company and its consolidated subsidiaries will continue to be in compliance with the financial covenants contained in Article VI of the Existing Credit Agreement.

     (e) Since January 30, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole. With respect to the financial period commencing on January 1, 2000 and ending on the Effective Date, to the best of the Company's knowledge (after due inquiry), there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Align-Rite and its consolidated subsidiaries, taken as a whole, or PSMC and its consolidated subsidiaries, taken as a whole, respectively.


                                                 ARTICLE III

                                             Conditions Precedent

     The effectiveness of this Agreement is subject to the condition precedent that the Administrative Agent, the Documentation Agent and the Lenders shall have received on or before May 10, 2000 (the "Effective Date") each of the following, in form and substance satisfactory to the Administrative Agent, the Documentation Agent and the Required Lenders:

      (a) counterparts of this Agreement executed by each of the Company, the Required Lenders, the Administrative Agent and the Documentation Agent;

      (b) certified complete and correct copies of each of the financial statements referred to in Section 2.05 of this Agreement; and

      (c) an amendment fee for the account of each Lender equal to .08% of such Lender's Commitment together with all fees and disbursements required to be paid pursuant to Section 5.04 of this Agreement.

                                                ARTICLE IV

                                                  Consents

     Section 4.01. Align-Rite Acquisition. Subject to the satisfaction of the conditions set forth in Article III of this Agreement, notwithstanding
Section 6.01 and Section 6.04 of the Existing Credit Agreement, each of the Lenders hereby consents to the Align-Rite Acquisition so long as (a) the Align-Rite Acquisition is consummated in accordance with the terms and conditions of the Align-Rite Merger Agreement, (b) the closing date of the Align-Rite Acquisition is no later than September 30, 2000, (c) all Indebtedness assumed in connection with the Align-Rite Acquisition is paid off no later than 10 days after the closing date of the Align-Rite Acquisition and (d) no later than 10 days after the closing date of the Align-Rite Acquisition, each of Align-Rite and its subsidiaries shall guarantee (or, with respect to subsidiaries of Align-Rite that are Foreign Subsidiaries, provide for a pledge of the capital stock of such subsidiaries as collateral for) the obligations under the Loan Documents and deliver such resolutions, opinions and other documents as required under Section 5.09 of the Amended Credit Agreement.

     Section 4.02. PSMC Acquisition. Subject to the satisfaction of the conditions set forth in Article III of this Agreement, notwithstanding
Section 6.01 and Section 6.04 of the Existing Credit Agreement, each of the Lenders hereby consents to the PSMC Acquisition so long as (a) the completion of the PSMC Acquisition is no later than September 30, 2000 and
(b) not later than 10 days after the closing date of the PSMC Acquisition, the Company shall cause all of the capital stock of PSMC owned directly or indirectly by the Company to be pledged and delivered to the Administrative Agent and shall deliver such resolutions, opinions and other documents as required under Section 5.09(b) of the Amended Credit Agreement.

                                                 ARTICLE V

                                                 Miscellaneous

     Section 5.01. Defined Terms. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

     Section 5.02. Nonwaiver. The terms of this Agreement shall not operate as a waiver by the Administrative Agent, the Issuing Bank or any Lender or otherwise prejudice the rights, remedies or powers of the Administrative Agent, the Issuing Bank or any Lender under the Amended Credit Agreement, under any other Amended Loan Document or under applicable law. Except as set forth in
Article I: (x) no terms and provisions of the Loan Documents are modified or changed by this Agreement; and (y) the terms and provisions of the Loan Documents shall continue in full force and effect.

     Section 5.03. Waivers; Amendments. Any provision of this Agreement may be amended or modified only by an agreement or agreements in writing signed by the Company and the Required Lenders, or by the Company and the Administrative Agent acting with the consent of the Required Lenders.

     Section 5.04. Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, the other Amended Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

     Section 5.05. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy in accordance with the terms of the Amended Credit Agreement.

     Section 5.06. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 5.08. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Amended Loan Documents and the separate letter agreements with respect to fees payable to the Administrative Agent and the Documentation Agent constitute the entire contract among the parties relating to the subject matter thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter thereof. Subject to the satisfaction of the conditions set forth in Article III of this Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the Company and the Required Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 5.09. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.






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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                 PHOTRONICS, INC., a Connecticut corporation



                                  By:        /s/ JEFFREY P. MOONAN
                                          -----------------------------------
                                  Name:    Jeffrey P. Moonan
                                  Title:     Executive Vice President


                                   THE CHASE MANHATTAN BANK, individually
                                   and as Administrative Agent


                                    By:        /s/ T. DAVID SHORT
                                           ----------------------------
                                    Name:    T. David Short
                                    Title:     Vice President


                                    THE BANK OF NEW YORK, individually
                                    and as Documentation Agent



                                    By:        /s/ GERALDINE TURKINGTON
                                    ------------------------------------------
                                    Name:    Geraldine Turkington
                                    Title:     Vice President


                                     FIRST UNION NATIONAL BANK



                                      By:        /s/ STEPHEN T. DOROSH
                                          ----------------------------------
                                      Name:    Stephen T. Dorosh
                                      Title:     Vice President

                                       FLEET NATIONAL BANK



                                       By:       /s/ ANDREW H. HARRIS
                                       ---------------------------------
                                       Name:   Andrew H. Harris
                                       Title:    Vice President


                                        HSBC BANK USA



                                        By:       /s/ PATRICK J. DOULIN
                                        --------------------------------
                                        Name:   Patrick J. Doulin
                                        Title:    Senior Vice President


                                        PEOPLE'S BANK



                                        By:       /s/ RICHARD HARMONAY, JR.
                                   ------------------------------------------
                                        Name:   Richard Harmonay, Jr.
                                        Title:    Assistant Vice President


                                        CITIZENS BANK OF MASSACHUSETTS



                                         By:       /s/ JOHN STANKARD
                                         -----------------------------
                                         Name:   John Stankard
                                         Title:    Vice President